UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report:  July 2, 2012
(Date of earliest event reported)

MRI INTERVENTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation or organization)	Number)	Identification No.)

One Commerce Square, Suite 2550
Memphis, Tennessee		38103
(Address of principal executive offices)		(Zip Code)

(901) 522-9300
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On July 2, 2012 and July 3, 2012, MRI Interventions, Inc. (the “Company”) entered into Securities Purchase Agreements (collectively, the “Purchase Agreement”) with certain investors (the “Investors”) for the private placement of shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock, at a purchase price of $1.10 per unit  (the “Financing Transaction”).  Each unit consisted of one share of common stock and a warrant (an “Investor Warrant”) to purchase one-half share of common stock.  At each closing of the Financing Transaction held on July 2, 2012 and July 3, 2012 (each, a “Closing”), the Company also entered into a Registration Rights Agreement with the Investors (collectively, the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of the shares of common stock issued to the Investors under the Purchase Agreement and the shares of common stock that are issuable to the Investors upon exercise of the Investor Warrants.  Summer Street Research Partners, and the additional broker-dealers it engaged as sub-agents, served as the Company’s placement agents (collectively, the “Placement Agents”) in the Financing Transaction.

In the Financing Transaction, the Company sold to the Investors approximately 5.5 million shares of common stock, together with Investor Warrants to purchase approximately 2.7 million shares of common stock, for aggregate gross proceeds of $6.0 million.  Each Investor Warrant is exercisable for five years from the date of the Closing and has an exercise price of $1.45 per share, subject to adjustment as provided therein.  As a result of the Financing Transaction, the Placement Agents earned commissions of approximately $0.5 million as well as warrants to purchase approximately 0.4 million shares of the Company’s common stock (the “Placement Agent Warrants”).  The Placement Agent Warrants have the same terms and conditions as the Investor Warrants, except that the Placement Agent Warrants have an exercise price of $1.10 per share.

The following is a brief summary of the Purchase Agreement, the Registration Rights Agreement and the Investor Warrants and the Placement Agent Warrants, which are qualified in their entirety by reference to the full text of such documents.

Purchase Agreement

The Purchase Agreement contains representations and warranties by the Company and the Investors and covenants of the Company and the Investors (including indemnification from the Company in the event of breaches of its representations and warranties), which the Company believes are customary for transactions of this type.  The Purchase Agreement also grants Investors which purchased at least $0.2 million of securities the right to participate in certain offerings conducted by the Company during the one-year period from the date of the final Closing.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a registration statement (the “Registration Statement”) with the SEC under the Securities Act of 1933 (the "Securities Act") covering the resale of the shares of common stock issued to the Investors under the Purchase Agreement and the shares of common stock underlying the Investor Warrants and the Placement Agent Warrants.  The Company is required to file such Registration Statement within 45 calendar days following the date of the final Closing (the “Filing Deadline”), and the Company is required to use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after filing.  Pursuant to the Registration Rights Agreement, if (i) the Registration Statement is not filed with the SEC on or prior to the Filing Deadline, (ii) the Registration Statement is not declared effective by the SEC on or prior to the 90th day after the date of the final Closing (or the 120th day after the date of the final Closing if the SEC determines to review the Registration Statement), or (iii) the Company fails to continuously maintain the effectiveness of the Registration Statement (with certain permitted exceptions), the Company will incur certain liquidated damages to the Investors. The Registration Rights Agreement also contains mutual indemnifications by the Company and each Investor which the Company believes are customary for transactions of this type.

Warrants

The Investor Warrants may be exercised, in full or in part, at any time prior to the fifth anniversary of their issuance, at an exercise price of $1.45 per share. The Investor Warrants also provide for certain adjustments that may be made to the exercise price and the number of shares issuable upon exercise due to future corporate events or otherwise. In the case of certain fundamental transactions affecting the Company, the holders of the Investor Warrants, upon exercise of the Investor Warrants after such fundamental transaction, will have the right to receive, in lieu of shares of the Company’s common stock, the same amount and kind of securities, cash or property such Investor would have been entitled to receive upon the occurrence of the fundamental transaction had the Investor Warrant been exercised immediately prior to such fundamental transaction. The Investor Warrants contain a “cashless exercise” feature that allows the Investors to exercise the warrants without a cash payment to the Company upon the terms set forth in the Investor Warrants.

The Placement Agent Warrants have the same terms as the Investor Warrants, except that the Placement Agent Warrants have an exercise price of $1.10 per share.

The foregoing description of the terms and conditions of the Purchase Agreement, Registration Rights Agreement and Investor Warrants is only a summary and is qualified in its entirety by the full text of the Purchase Agreement, Registration Rights Agreement and Investor Warrants, forms of which are filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02.                      Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above regarding the Financing Transaction is incorporated herein by reference.

In the Financing Transaction, the Company offered and sold its securities to “accredited investors” (as defined by Rule 501 under the Securities Act) in reliance upon exemptions from registration under the Securities Act afforded by Section 4(2) of the Securities Act and Rule 506 thereunder and corresponding provisions of state securities laws.  The Purchase Agreement contains representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, the Investors did not acquire the securities with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are accredited investors. The Company relied upon the representations made by the Investors pursuant to the Purchase Agreement in determining that such exemptions were available.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI INTERVENTIONS, INC.

Date: July 6, 2012	By:	/s/ Oscar L. Thomas
Oscar L. Thomas
Vice President, Business Affairs

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant issued to the Investors

10.1	Form of Securities Purchase Agreement by and between the Company and the Investors

10.2	Form of Registration Rights Agreement by and between the Company and the Investors

5